EXHIBIT INDEX
EXHIBIT A:
  Attachment to item 77C:
 Submission of matters to a vote of Security holders.

EXHIBIT B:
  Attachment to item 77K:
  Changes in Registrant's certifying accountant

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits
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EXHIBIT A:
Item 77C.  At the 2001 Annual Meeting of Participation
Certificate Holders on April 23, 2001 (the "Annual Meeting"), the Participation Certificate Holders approved new investment advisory agreements which were identical to the existing investment advisory agreements except for a different expiration date. The vote on such new investment advisory agreements was previously reported by the Fund in its Semi-Annual Report to Participation Certificate Holders dated June 30, 2001, which is incorporated herein by reference to the N-30D filed August 14, 2001.

EXHIBIT B:
Item 77K.  At the Annual Meeting, the Participation
Certificate Holders ratified the selection of Ernst & Young LLP as the independent certified public accountants for the Fund. Ernst & Young replaced PricewaterhouseCoopers LLP, the Fund's former independent certified public accountants. Information concerning this matter was previously reported in the Proxy Statement for the Annual Meeting, which is incorporated herein by reference to the DEF14A filed March 21, 2001.

EXHIBIT C:
Item 77Q1. Paragraph (e) of this item requires the filing of the new investment advisory agreements as Exhibits. These agreements were filed as Exhibits to Post-Effective Amendment No.
19 to the Form N-1A Registration Statement for the Fund, which is incorporated herein by reference to the 485BPOS filed April 26, 2001.